UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 9, 2018
Date of Report (date of earliest event reported)

DROPBOX, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

333 Brannan St.
San Francisco, California 94107
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 – Results of Operations and Financial Condition

On August 9, 2018, Dropbox, Inc. (“Dropbox”) issued a press release and will hold a conference call announcing its financial results for the quarter ended June 30, 2018. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2018, Dropbox announced that Dennis Woodside is stepping down as Chief Operating Officer. He’ll remain at the company until September 4, 2018 and will serve as an advisor through the end of the year.

Item 7.01 – Regulation FD Disclosure

On August 9, 2018, Dropbox posted supplemental investor materials on its investors.dropbox.com website. Dropbox intends to use its investors.dropbox.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 – Other Events

Expected Early Lock-Up Release Date
In connection with our initial public offering of Class A common stock (the “IPO”), all of our executive officers, directors and holders of our capital stock and securities convertible into or exchangeable for our capital stock as of the IPO entered into market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares for a period of 180 days after March 22, 2018. We refer to such period as the lock-up period.
Pursuant to the lock-up agreements with the underwriters, if (i) at least 120 days have elapsed since March 22, 2018, (ii) we have publicly released our earnings results for the quarterly period during which our IPO occurred, and (iii) such lock-up period is scheduled to end during or within five trading days prior to a broadly applicable period during which trading in our securities would not be permitted under our insider trading policy, or a blackout period, such lock-up period will end ten trading days prior to the commencement of such blackout period.
The lock-up period is scheduled to end on September 18, 2018, which falls within our quarterly blackout period that commences at the close of trading on September 7, 2018. Therefore, in accordance with the lock-up agreements with the underwriters, the restricted period will end at the close of market on August 23, 2018, which is ten trading days prior to the commencement of our quarterly blackout period. We will also release our market standoff agreements when the restricted period expires.
We estimate that up to approximately 358.2 million shares of Class A common stock may become eligible for sale in the public market after the close of market on August 23, 2018 (subject to continued vesting of any unvested equity awards as of such date), of which approximately 205.4 million shares would be held by affiliates and subject to the volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release entitled “Dropbox Announces Fiscal 2018 Second Quarter Results” dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2018

Dropbox, Inc.
/s/ Ajay Vashee
Ajay Vashee
Chief Financial Officer